Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

El Pollo Loco Holdings, Inc.

Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197698) of El Pollo Loco Holdings, Inc. of our report dated March 10, 2017, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 10, 2017